ENTERGY ENTERPRISES, INC.
                UNCONSOLIDATED BALANCE SHEET
                    AS OF MARCH 31, 1998
                         (UNAUDITED)


                      ASSETS

 PROPERTY
 Furniture and Equipment                             $   6,675,072.77
 Intangible Assets                                            (855.68)
 Construction in Process                                   618,734.35
                                                     ----------------
      Total Property                                     7,292,951.44
                                                     ----------------

 INVESTMENTS
 Investment in Entergy IS, Inc.                         51,736,691.15
 Investment in EOSI                                      2,289,493.69
 Investment in ENI                                       3,702,401.65
                                                     ----------------
                                                        57,728,586.49
                                                     ----------------

 CURRENT & ACCRUED ASSETS
 Cash                                                    2,026,349.74
 Working Funds/Travel Advances                             523,789.53
 Special Deposits                                          398,670.90
 Temporary Cash Investments                              8,354,850.07
 Accounts Receivable                                        74,028.62
 Accounts Receivable - Associated Companies              8,032,569.51
 Accounts Receivable - Customer Service                     (1,368.35)
 Accrued Interest                                            7,278.15
 Prepaid Expenses                                          134,962.76
 Income Taxes Receivable                                   106,128.55
                                                     ----------------
      Total Current and Accrued Assets                  19,657,259.48
                                                     ----------------

 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State             6,603,907.19
 Miscellaneous Deferred Debits                          (2,799,568.12)
                                                     ----------------
      Total Deferred Debits                              3,804,339.07
                                                     ----------------

           Total Assets                              $  88,483,136.48
                                                     ================

These are interim financial statements prepared without notes.

                    ENTERGY ENTERPRISES, INC.
                  UNCONSOLIDATED BALANCE SHEET
                     AS OF MARCH 31, 1998
                           (UNAUDITED)


                   CAPITAL

 Common Stock                                   $   57,400,000.00
 Miscellaneous Paid-in Capital                     153,000,000.00
 Retained Earnings                                (145,946,169.24)
                                                -----------------
      Total Capital                                 64,453,830.76
                                                -----------------

                 LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                    7,392,908.98
 Accounts Payable to Associated Companies            1,991,596.82
 Taxes Accrued                                      (2,804,445.26)
 Tax Collections Payable                               391,292.91
 Miscellaneous Current & Accrued Liabilities         4,677,250.60
                                                -----------------
      Total Current & Accrued Liabilities           11,648,604.05
                                                -----------------

 LONG TERM LIABILITIES
 Notes Payable - Entergy Corp.                      11,000,000.00
                                                -----------------
      Total Current & Accrued Liabilities           11,000,000.00
                                                -----------------

 DEFERRED CREDITS
 Other Deferred Credits                              1,380,701.67
                                                -----------------
      Total Deferred Credits                         1,380,701.67
                                                -----------------

      Total Liabilities                             24,029,305.72
                                                -----------------

           Total Capital & Liabilities          $   88,483,136.48
                                                =================

These are interim financial statements prepared without notes.

                   ENTERGY ENTERPRISES, INC.
                UNCONSOLIDATED INCOME STATEMENT
               THREE MONTHS ENDED MARCH 31, 1998
                          (UNAUDITED)


                     REVENUE

 Services Rendered Non-Associates                      $   12,600.00
 Services Rendered Associates                          15,358,356.47
 Equity in Earnings of Subsidiaries                    (1,782,970.62)
 Interest Income                                          134,393.77
 Dividend Income                                            9,300.45
                                                      --------------
      Total Revenue                                    13,731,680.07
                                                      --------------

                     EXPENSES

 Salaries, Wages and Benefits                           7,315,384.91
 Outside Services                                       6,521,567.87
 Selling and Marketing Expenses                           859,720.10
 Rent                                                     961,556.69
 Administrative and General                             3,107,523.92
 Active Development Credit                               (637,405.28)
                                                      --------------
      Total Administrative and General Expense         18,128,348.21
                                                      --------------

 Taxes Other Than Income                                   99,762.79
 Depreciation and Amortization                            566,338.50
 Miscellaneous Expenses                                    20,003.63
                                                      --------------
      Total Expenses                                   18,814,453.13
                                                      --------------

 Income (Loss) Before Income Taxes                     (5,082,773.06)

 Income Taxes - Federal                                (1,011,409.46)
 Income Taxes - State (Benefit)                           (95,891.52)
 Provision for Deferred Income Taxes - Federal             40,988.33
 Provision for Deferred Income Taxes - State                8,141.30
                                                      --------------

 Net Income (Loss)                                     (4,024,601.71)
                                                      ==============

These are interim financial statements prepared without notes.